SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Amendment is made as of the 7th day of July, 2000, by and between Harvey Electronics, Inc. a New York corporation (the "Borrower"), and Paragon Capital LLC, a Delaware limited liability company (the "Lender").

                                    Recitals

     The Borrower and the Lender have entered into a Loan and Security Agreement dated as of November 3, 1997, as amended by First Amendment dated as of November 29, 1999 (as so amended, the "Loan Agreement").

     The Lender has agreed to make certain loan advances to the Borrower and to issue or cause to be issued certain letters of credit for the account of the Borrower pursuant to the terms and conditions set forth in the Loan Agreement.

     The loan advances under the Loan Agreement are evidenced by the Borrower's promissory note dated as of November 3, 1997, in the maximum principal amount of Three Million Three Hundred Thousand ($3,300,000.00) Dollars and payable to the order of the Lender (the "Master Note").

     All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Loan Agreement and all other security documents executed in favor of the Lender (collectively, the "Security Documents").

     The Borrower has requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. The Loan Agreement is hereby amended as follows:

          (a) Section  1-8(a) is stricken in its entirety and the  following new
     Section 1-8(a) substituted therefor:

               "(a) The unpaid principal balance of the Loan Account up to $2,500,000.00 shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus three-quarters of one (.75%) percent per annum but in no event less than eight (8%) percent per annum or in excess of the maximum rate permitted by applicable law. The unpaid principal balance of the Loan Account in excess of $2,500,000.00 shall bear interest at the aggregate of Base plus one (1%) percent per annum."

          (b) Section  1-9(b) is stricken in its entirety and the  following new
     Section 1-9(b) substituted therefor:



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               "(b) Annual  Facility  Fee. On October 1, 2000, a facility fee in an amount equal to one-half of one (.50%) percent of the Credit Limit which shall have been fully earned on October 1, 2000, shall be due and payable, and on each October 1st thereafter, a facility fee in an amount equal to one-half of one (.50%) percent of the Credit Limit, which shall have been fully earned as of the applicable October 1st and shall be due and payable."

          (c) Section  1-9(c) is stricken in its entirety and the  following new
     Section 1-9(c) substituted therefor:

               "(c) Loan Maintenance Fee. On October 1, 2000, and on each anniversary thereof, a loan maintenance fee in the amount of $18,000.00. Such fee shall have been fully earned as of October 1, 2000, and as of each October 1st thereafter and shall be payable in twelve (12) installments as follows: $1,500.00 on October 1, 2000, and $1,500.00 on the first day of each month thereafter (commencing on November 1, 2000) until the loan maintenance fee has been paid in full."

     (d) Section  9-10(d) is  stricken in its  entirety  and the  following  new
Section 9- 10(d) substituted therefor:

               "(d) The Lender contemplates conducting two (2) commercial finance audits (in each event, at the Borrower's expense in the amount of $750.00 per man day, plus expenses) of the Borrower's books and records during any twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such audits during such period."

     (e) Section 13-3 is stricken in its entirety and the following new Section 13-3 substituted therefor:

               "13-3 Prepayment Premium. If Borrower pays in full all or substantially all of the Liabilities prior to September 30, 2003, other than temporarily from funds internally generated in the ordinary course of business, at the time of such payment Borrower shall also pay to Lender a prepayment premium as follows:

                    Period                                  Premium
                    ------                                  -------

              If prepaid prior to September 30, 2001      $100,000.00

              If prepaid after September 30, 2001,
              but prior to September 30, 2002             $ 30,000.00

              If prepaid after September 30, 2002,
              but prior to September 30, 2003             $ 20,000.00

               Any tender of payment in full of the Liabilities following an acceleration by Lender of the Liabilities pursuant to Article 10, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium.



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     Such prepayment  premium shall be paid to Lender as liquidated  damages for the loss of the bargain by Lender and not as a penalty."

     (f) The definition of the term "Credit Limit" contained on Exhibit 3 is stricken in its entirety and the following new definition substituted therefor:

          "'Credit Limit': Means Three Million Five Hundred Thousand ($3,500,000.00) Dollars, minus (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Availability Reserves as may have been established by the Lender, minus (iii) the then outstanding Stated Amount of all L/C's."

     (g) The definition of the term "Maturity Date" contained on Exhibit 3 is stricken in its entirety and the following new definition substituted therefor:

          "'Maturity  Date':  September 30, 2003, unless extended as provided in
     Article 13-1, in which event the Maturity Date shall be the last day of the applicable renewal term."

     3. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The replacement note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower (the "Replacement Note").

          (b) Certificate of the Secretary of the Borrower certifying as to the resolutions of the Board of Directors of the Borrower approving the execution and delivery of this Amendment.

     5. The Borrower hereby represents and warrants to the Lender that (i) the resolutions of the Board of Directors of the Borrower attached to the Borrower's General Certificate dated as of November 3, 1997, and delivered to the Lender in connection with the execution and delivery of the Agreement (the "Certificate") are in full force and effect, (ii) the Articles of Organization and By-Laws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and
(iii) the officers and agents of the Borrower who have been certified to the Lender pursuant to the Certificate as being authorized.

     6. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby. Upon the satisfaction of each of the conditions set forth in paragraph 4 hereof, the definition of "Master Note" and all references thereto in the Loan Agreement shall be deemed amended to describe the Replacement Note, which Replacement Note shall be issued by the Borrower to the Lender in replacement, renewal and amendment, but not in repayment, of the Master Note.


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     7. This  Amendment may be executed in any number of  counterparts,  each of which when so executed  and  delivered  shall be deemed an  original  and all of
which  counterparts,   taken  together,   shall  constitute  one  and  the  same
instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                      HARVEY ELECTRONICS, INC.


                                   By:/s/ Joseph Calabrese
                                      --------------------
                                      Joseph Calabrese, Executive Vice President

                                      PARAGON CAPITAL LLC


                                   By:/s/
                                      -------------------

                                    EXHIBIT A

                   EXHIBIT 1-6 TO LOAN AND SECURITY AGREEMENT

                                   MASTER NOTE
                                   (REVOLVING)

$3,500,000.00                                             Newton, Massachusetts
                                                          July           , 2000

     For value received, the undersigned, Harvey Electronics, Inc., a New York corporation (the "Borrower"), hereby promises to pay on September 30, 2003 (the "Maturity Date", unless extended as provided in Article 13-1 of the Loan Agreement (as defined below), in which event the Maturity Date shall be the last day of the applicable renewal term), to the order of Paragon Capital LLC, a Delaware limited liability company (the "Lender"), at its main office in Newton, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand ($3,500,000.00) Dollars or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement dated November 3, 1997 (the "Loan Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Master Note referred to in the Loan Agreement.

     This Note is secured, among other things, pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

         This Note shall be deemed to be under seal.

                                                HARVEY ELECTRONICS, INC.

                                             By:/s/
                                                ------------------------